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EXHIBIT 15.1  LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION

To the Board of Directors and Stockholders of Hypercom Corporation

We are aware of the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-40457, 333-40459, 333-40461, 333-40333 and
333-43622) of our report dated November 10, 2000 relating to the unaudited condensed consolidated interim Financial Statements of Hypercom Corporation that are included in its Form 10-Q for the quarter ended September 30, 2000.

                                                            Ernst & Young LLP

Phoenix, Arizona
November 20, 2000

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